Exhibit 16.1

September 23, 2009

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

Ref:	Grace 2, Inc.
Form 8-K/A Amendment No. 1

To the Securities and Exchange Commission:

Please be advised that we have been presented with a copy of Form 8-K/A Amendment No. 1 of Grace 2, Inc. (the “Company”) and have reviewed the same. We agree with the statements made by the Company in the Form Form 8-K/A Amendment No. 1.

We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K/A Amendment No. 1.

Very truly yours,

/s/ Conner & Associates, PC
Conner & Associates, PC
Newtown, PA